                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               __________________

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported): March 15, 2000
                                                  --------------


                             Anyox Resources Inc.
            (Exact name of registrant as specified in its charter)


    Nevada                           0-25389                      98-01912
    ------                           -------                      --------
 (State or other                   (Commission                 (I.R.S. Employer
   jurisdiction                    File Number)              Identification No.)
of incorporation)



            540 N. Tamiami Trail
             Sarasota, Florida                            34236
     ----------------------------------------          ----------
     (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code: (941) 954-1144
                                                    --------------
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Item 1.  Changes in Control of Registrant

     Name of Persons Who Acquired Control
     ------------------------------------

     On March 5, 2000, Anyox Resources Inc. (the "Company") entered into a Share Exchange Agreement (the "Agreement") with Web Partners, Inc. ("WPI") and two of its primary shareholders, Wyly Wade ("Wade"), President of WPI, and Mark Gray ("Gray"), CEO of WPI, as well as several other interested shareholders (the "Proxy Grantors"). The Agreement, concluded on March 15, 2000 (the "Closing Date"), allows the Company to acquire WPI. The initial stage of the acquisition was a share exchange between the Company, on one hand, and Wade and Gray, on the other. The second stage will be conducted pursuant to a voluntary share exchange offering to WPI's remaining shareholders, discussed under Item 5 of this Form 8-K. A copy of the Agreement, along with the accompanying exhibits to the Agreement, are attached as Exhibit 2.

     As a result of the share exchange, concluded on the Closing Date, the management of WPI will effectively take control of the Company, and the two WPI principals, Wade and Gray, will become major shareholders of the Company and control the appointment of directors to the Board of the Company. The Company will change its name and trading symbol to reflect the decision to focus its business activities solely on the web-based technologies developed by WPI.

     Amount and Source of Consideration
     ----------------------------------

     As part of the Agreement, Wade and Gray each exchanged 1,000,000 shares of WPI common and/or preferred shares for 4,000,000 restricted common shares of the Company's common stock, apportioned 2,000,000 to Wade and 2,000,000 to Gray. The Company effectively acquired 57% of the issued and outstanding shares of WPI and Wade and Gray became major shareholders of the Company.



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     Basis of Control
     ----------------

     The Agreement provides for Wade and Gray to control the Company on both an interim basis and a long-term basis. On an interim basis, out of 20,028,500 shares outstanding on March 30, 2000, Wade and Gray own or control the following shares:

     Directly owned                                   4,000,000
     Controlled pursuant to irrevocable proxy (1)     6,500,000
                                                     ----------
                                                     10,500,000
                                                     ==========
-------------------------------------
     (1) These proxies were granted pursuant to contract by fewer than ten persons.

     Upon the pending closing of a private placement of the Company's common stock at $0.85 per share, as discussed in the Company's Form 8-K filed with the Commission on March 21, 2000, Wade and Gray will control the voting power of no less than 52.4% of the Company. In addition, the Agreement permitted Wade and Gray to designate the members of the Board of Directors. As indicated in the Company's Form 8-K filed with the Commission on March 21, 2000, Carsten Mide and Philip Yee resigned as directors, and successors designated by Wade and Gray were appointed.

     On a long-term basis, the Agreement requires the Company to call a special meeting of its shareholders for the purpose of amending and restating its Articles of Incorporation, in part to authorize the Board of Directors to designate classes of preferred stock without the need for shareholder approval. The Company intends to file a proxy statement with the Commission in connection with this special meeting. Wade and Gray control votes sufficient to approve the amendment and restatement of the Company's Articles of Incorporation. The Agreement further provides that, upon approval of the amendment and restatement of the Company's Articles of Incorporation, the Company shall create a special class of preferred stock consisting of 200,000 shares that shall have the power, among other things, to control the election of directors and any amendment of the Company's Articles of Incorporation or Bylaws. Wade and Gray will each have the right to exchange 100,000 shares of their common stock for 100,000 shares of the preferred stock.

     The Company is not aware of any arrangement that would upset the control mechanisms currently in place. Although it is conceivable that a third party could attempt a hostile takeover of the Company, the Company has not received notice of any such effort.

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Item 2.  Acquisition or Disposition of Assets

     On March 15, 2000, the Company acquired 57% of the issued and outstanding shares of WPI. Wade and Gray each exchanged 1,000,000 shares of WPI common and/or preferred shares for 4,000,000 restricted common shares of the Company's common stock, apportioned 2,000,000 to Wade and 2,000,000 to Gray. The Agreement provides for a subsequent voluntary stock exchange offering in which the Company will offer to acquire the remaining 43% of WPI's shares. The remaining shareholders of WPI may exchange their WPI shares for shares of the Company's common stock on the same one for two basis as Wade and Gray. In connection with the amendment and restatement of its Articles of Incorporation as discussed in
Item 1, the Company intends to change its name to reflect its abandonment of its prior business in favor of that of WPI.

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                           DESCRIPTION OF THE COMPANY

     The Company, a Nevada corporation that was incorporated on July 13, 1998, was a development-stage company engaged in the exploration of minerals. The Company's executive offices are located at 540 North Tamiami Trail, Sarasota, Florida, 34236 and its telephone number is 941-954-1144. As part of the acquisition of WPI, the Company will change its name and trading symbol to reflect the decision to focus its business activities solely on the web-based technologies developed by WPI.

                         DESCRIPTION OF BUSINESS OF WPI

     Overview
     --------

     WPI, a Florida corporation formed in September 1998, is a development-stage company with its core business focused on the research and development of new web-based technologies. WPI also provides creative production services in connection with developing online 30-second commercial spot advertisements. WPI's executive offices are the same as the Company's and are located at 540 North Tamiami Trail, Sarasota, Florida, 34236 and its telephone number is 941-954-1144. Management plans to relocate its corporate headquarters to Atlanta, Georgia during the first quarter of 2000.

     Industry Overview
     -----------------

     Over the last several years, the marketplace has had high expectations for business opportunities on the Internet. These expectations have been reflected in the investments into the Internet made by traditional companies, and the market capitalization of many new Web-based companies. The popularity of the Internet has been well documented in recent years. The International Data Corporation ("IDC") has estimated that there were over 51 million Web users in the United States and over 97 million worldwide at the end of 1998. Since that time the number has continued to grow. As a media, it is the fastest growing new media in history reaching 50 million users in only five years. This is compared to 10 years for cable TV, 13 years for broadcast TV and 38 years for radio.

     With an increasing number of users, the Internet is also gaining in importance as a media for advertising. Computer time is the leading activity that takes people away from watching television, the currently preferred means used by advertisers to reach an audience. Yet despite the rapidly growing Internet audience, there are still barriers that have kept Internet advertising from reaching its full potential. Marketers are still trying to gauge Internet advertising's overall effectiveness, and to identify which techniques are most effective.

     According to Internet Advertising Bureau ("IAB"), in 1998, $201 billion was spent on advertising in the United States on all types of media. Of that, only $1.9 billion was spent on Internet advertising. While this number is currently small in comparison to broadcast television ($39.5 billion), Internet advertising has grown quickly from about $266 million in 1996 to its current level. According to the IAB, for the second quarter of 1999, Internet advertising revenues reached $934 million, marking the fourteenth consecutive quarter of growth. These

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figures mark a 35% increase over the first quarter of 1999. The second quarter
1999 figures are a 97% increase from the second quarter of 1998. At this level of growth, the Internet advertising industry is on pace to reach $4 billion in annual spending for 1999. (Source: IAB Internet Advertising Revenue Report, 1999 First-Quarter Results.) Still, this places the Internet far behind the majority of sectors in the $200 billion advertising industry, including magazines, cable TV and broadcast television. This raises the possibility of tremendous remaining potential for Internet advertising.

     The Internet is the first medium to promise an increased accountability as to the effectiveness of an ad campaign. While tools for tracking such information have improved, there is still no universal standard for measuring an audience. Advertisers currently rely on a combination of three types of standardized measurement tools to measure their return on investments and plan future campaigns:

          Site-centric - Site-based. Tracks site visitor activity when user clicks on an ad.

          Ad-centric - Ad server-based. Allows advertisers to track effectiveness across multiple sites.

          User-centric - Sample-based. Relies on panel-based sampling techniques.

     Site-centric and Ad-centric reporting are both maintained by the publishers and ad networks, which can be a conflict of interest. Thus, measurement auditing by an independent third party becomes essential for verification. For reliable auditing, it is essential to have established standards. To accomplish this, a number of organizations have been formed to address this problem. One such organization is FAST Forward (a committee born out of Future of Advertising Stakeholders) which released the FAST Principles of Online Audience Measurement in early 1999. In September 1997, the IAB Media Measurement Task Force produced a document titled "Metric and Methodology". Both propose guidelines for the measurement of online advertising data.

     Further reflecting the demand by advertisers for lessening the up-front risk of Internet advertising is the popularity of hybrid pricing. Hybrid pricing combines impression click-based pricing and performance-based compensation. This provides online publishers with the up-front valuation of its audience and with back-end revenue sharing. Advertisers also benefit by receiving discounted up-front costs. This pricing structure may help bring new advertisers to the Internet, who recognize the potential of Internet advertising, but who are not yet comfortable with current methods of reaching Web users.

     Companies with a presence on the Internet, but not engaged in e-commerce, rely on advertising as their primary, if not only, source of Internet-generated revenue. E-commerce companies also rely on advertising to supplement their e-commerce sales. While on-line advertising has experienced tremendous growth during the past several years, that growth has not translated into profits for these companies. Many advertisers and agencies are not comfortable with current methods for advertising via the Internet, nor available audience measurement tools. Furthermore, results of the currently preferred method of advertising, banner ads, have been

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inconclusive at best, and show major ineffectiveness at worst. Advertisers are generally more comfortable with traditional means of reaching their audience, especially through print, television and radio. Still, Internet advertising is in its infancy, and is only beginning to find its true potential.

     Internet Advertising Technologies / Techniques
     ----------------------------------------------

     Currently there are a number of Internet advertising technologies / techniques in use. The most prominent techniques are banner ads, sponsorship, interstitials and emails. Banner ads are most prevalent. Emails to customers, while the least employed technique, have been measured to be the most effective in eliciting a response from the customers.

     Banner Ads. Banner ads are typically inch-high "banners" that are found on the top or bottom of a Web page. They can contain a company name, logos, pictures and slogans. They can be static or animated with moving characters or pictures. When a user clicks on the banner it takes the user to another Web site. Although they are the most commonly employed form of Internet advertising, they are the least likely to elicit a response.

     Sponsorships. An advertiser may choose to "sponsor" a Web site, helping the online publisher by funding the site in exchange for advertising. This typically requires an up-front payment by the advertiser, whether or not there is a sale generated by the advertising. Sponsorships provide a valuable association between brand and content.

     Interstitials. Interstitials are advertisements that appear as Web users switch between Web pages. Interstitials are the industries first answer to the lack of audio and video in Internet advertising. However, interstitials have grown out of favor with consumers as they may take as long as two minutes to download. Current interstitials require substantial download time and therefore may degrade a user's speed of receiving other web content. Therefore, many portals require such interstitial ads to be "click-based" where a user must request the ad.

     Email. Email is one of the cheapest and most effective methods of Internet advertising. Emails offer advertising directly to select customers. Yet, emails only comprise a very small percentage of Internet advertising. This is due to the intrusiveness of the email to consumers, and the resistance by consumers to "spam" and clutter.

     Others. Other forms of Internet advertising include superstitials, rich media expanding banners and affiliations. Superstitials are interstitials that reduce download time by downloading to a Web user's browser's short-term memory. Rich media banners include video and audio to bring information to the consumer without leaving the current Web site. Affiliate deals split an advertiser's revenues with a Web site operator in exchange for free advertising. Still, these forms of advertising are restricted by there own disadvantages. For instance, superstitials still require download time and move the Web user from their original Web site. Rich media banners require download time, cover Web site content, and have been reported to cause Web sites to crash. (Source:
"Advertising that clicks", The Economist, October 9, 1999, pp. 71-73.)

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     The WPI Solution
     ----------------

     WPI's technology toolkit fills the needs of both Internet companies and advertisers. WPI's array of technologies was designed to deliver a complete online advertising platform. The system is comprised of a 30-second commercial for major brand advertisers, and a system of audience measurement and commercial delivery verification. This platform provides familiar media advertising tools for major brand managers, coupled with the interactivity of the Internet. CyberSpots are 30-second online, interactive-multimedia commercial spots, which reach the audience quickly and with minimal interruptions using WPI's Instant On User Interface technology. Delivery Verification Technology allows for the most advanced feedback to measure the delivery of each advertisement. By offering CyberSpots, Internet companies can provide effective and measurable advertising to advertisers previously reluctant to participate in Internet advertising. WPI helps Internet companies realize greater revenues. WPI products and services also help advertisers reach Web users via a method more similar to traditional means of reaching the audience, while being able to measure the results of the advertisement to a degree not available by any other method.

     WPI's Products

     Instant On User Interface ("IOUi"). IOUi is a Web-based software technology developed by WPI. Version 1.1 of the technology has been developed to support popular browsers without the use of media players, plug-ins or software attachments of any type including the following platforms: HTML 3, HTML 4, Perl, JAVA and JAVAScript. Management plans to develop Version 1.2 to support popular browsers in concert with media players including the following platforms: Flash and SMIL. Version 1.3 is also in development and plans to support XML among other media enhancements.

     The operating methodology allows a Web user to access specialized content in a number of formats from a Web server with little or no delay across multiple networks at most modem speeds (28.8 and above). One of the proprietary applications of the IOUi technology is the CyberSpot.

     IOUi technology is a unique combination of existing Web technologies requiring no specialized hardware, browser or player software. Deployment of content utilizing IOUi requires no modification of standard PC, Macintosh or WebTV platforms in order to receive "instant on" content delivery. The technology lives solely on a proprietary CyberSpot server.

     CyberSpots. CyberSpots are Web-based commercial spots, typically 30 seconds in duration, although shorter or longer formats may be supported. The commercials may be automatically launched in a number of applications, including when a user clicks on a banner ad, or when a user enters a Web URL containing a link to a CyberSpot server. Additionally, CyberSpot may be launched at any point when a user must wait online, such as during an E-Commerce credit card authorization or while down loading a file.

     Commercials in beta testing loaded and commenced autoplay in less than two seconds, with all modem speeds tested (28.8 or better), using popular browsers. The CyberSpot technology empowers the advertiser (at the advertiser's option) to take control of the user's

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browser for the duration of the commercial, making play of the CyberSpot
"uninterruptable". Should advertisers wish to allow users to exit their CyberSpot commercial prior to completed play, the advertiser may elect to enable a user exit button. Utilizing the IOUi technology, the Web site is downloaded in the background during the playback of a CyberSpot. This has the net effect of allowing full use of the commercial playtime for site content download and / or site navigation. The end result is the virtual elimination of "world wide wait" delays online.

     CyberSpot creative treatments for advertisers and / or site operators are produced in a proprietary methodology. The commercials may be displayed in an array of sizes and resolutions ranging up to full screen. Additionally, CyberSpots have the ability to playback many sub-components, which may include certain types of audio tracks including music.

     Delivery Verification Technology ("DVT"). DVT is separate from the IOUi technology and the CyberSpot copyrighted commercial methodology. Developed by WPI, DVT provides the first online advertising measurement system that verifies audience reach and spot delivery. Television advertisers rely on Nielsen / Arbitron audience measurement systems that are estimated from electronically gathered survey samples. Print advertisers rely on audited circulation distribution of periodicals without confirmation of specific ad viewership. The CyberSpot DVT rises to the level of certified mail return receipt confirmation. The technology operates via a return verification message that is triggered from the online users PC, Mac or WebTV once the CyberSpot has been received and fully played.

     DVT provides advertisers with reliable, real-time confirmation of audience reach and spot delivery. The CyberSpot DVT allows multiple measurement points at the commencement, completion and key measurement points throughout the CyberSpot commercial. In essence, the CyberSpot DVT allows audience monitoring of spot commercials on a scaleable level of detail.

     The CyberSpot DVT relies on completed spot playback, not simply file receipt, to trigger its proprietary return message system, giving advertisers complete audience measurement and spot delivery verification.

     Target Market and Distribution
     ------------------------------

     Specific markets and client groups identified by WPI include advertising agencies, advertising measurement companies, Internet portals, e-commerce companies and consumer product companies with a desire to optimize their Internet presence. WPI plans to market its technologies through licensing agreements with companies that have existing sales and service infrastructure. WPI does not plan to sell online advertising directly to end-users or compete directly with its distribution channels.

     Internet Advertising

     WPI has developed unique CyberSpot sponsorship formats, which provide the least intrusive user experience. Market research studies have demonstrated increased ad retention from program sponsorship spots to be greater than other Internet adverting medium. Furthermore, online sponsorship, as a promotional tool, has increasingly grown in recent years.

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Advantages to online sponsorship include the following: (1) a lower cost alternative for companies primarily seeking branding / awareness; (2) they are fixed, which results in a higher possibility of ad exposure for the advertiser; and (3) they offer the advertiser exclusivity and the right of first refusal for future opportunities.

     Traditional advertising agencies are currently in a rapid expansion of their Internet advertising services. In her introductory address as the American Association of Advertising Agencies' (AAAA), incoming Chairman, Shelly Lazarus, called the Internet "the greatest new medium since television." Ms. Lazarus' agency, Ogilvy & Mather Worldwide, spawned its own interactive media arm, Ogilvy Interactive, which, according to Ms. Lazarus in the agencies' Annual Report, grew 600% in 1998. Due to the integration of advertising mediums, Ogilvy Interactive is Ogilvy's single fastest growing division. Other traditional advertising agencies, including Young & Rubicam Inc., Cordiant Communications Group plc, and Grey Advertising, Inc., have reported significant acquisitions or growth in their Internet advertising divisions. These companies are actively pursuing opportunities to establish and grow their Internet advertising services in order to provide their clients with an "integrated" advertising solution. Internet advertising allows the agency to reach a mass-market while at the same time providing a customizable pitch.

     Web Boutique Firms

     The traditional advertising agencies are not the only potential customers in this field. Web boutique firms, such as DoubleClick, 24/7 Media and Flycast Communications, have established themselves as leading providers of Internet advertising technology, and planning and tracking online media campaigns. While these companies currently offer products that might compete with WPI, deficiencies in current online advertising delivery and measurement may render them potential customers of WPI's improved technology.

     Advertising Measurement Companies

     DVT attempts to track for advertisers the number of times their advertisement is viewed. One of the main reasons advertisers are not spending more money on online advertising is that they have not been able to get an accurate accounting of ads delivered.

     Some of the technological challenges facing the market result from the reliance on server-based tracking. When Web users call up a page, they may not wait for all ads and content to load. The user might never have seen an ad fully displayed. A server tracking system would count the above example as a "hit" or "page viewed". In other instances, content never arrives and appears as a "server busy" on-screen message or simply locks up. Online advertisers have constantly been dealing with the issue of ad delivery confirmation. Drop-off rates are as high as 42% between ads that were served but never arrived at the browser, according to a study by OgilvyOne and Thinking Media published in the August-September 1999 issue of The Advertiser, the magazine of the Association of National Advertisers. In addition, the confirmation of display duration is another potentially important measure for online ads just as it is for broadcast.

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     Another server-based tracking shortcoming is related to caching.  Caching is the local storage of recently viewed Web pages for faster access. When the user wants to revisit a Web page, the browser doesn't need to retrieve the full page from the Internet. Internet Service Provider's ("ISP's"), such as AOL, regularly "cache" Web content and later serve the site to multiple users. This process causes the underreporting of the number of times a viewer actually views a Web page or an ad. The server-based technical approach to accurately retrieving such data is not fully developed, leaving opportunities for existing or new companies to introduce improved products.

     WPI's DVT is a client-based tracking system. It provides advertising measurement companies with a more reliable standard for audience measurement than the current server-based systems. WPI's DVT licensees can offer their clients confirmation that Web pages, banner ads and CyberSpots have been fully downloaded and displayed on each unique user's terminal. Furthermore, the DVT measures pages that did not load on the user's desktop, measures those pages that are cached, and tracks user interactivity with loaded Web pages using an active message back technology. These real-time verifications can be incorporated into the company's billing and accounting system, saving the company the costs and time needed to bill its clients.

     Other DVT Uses

     DVT also has potential commercial applications outside measuring the delivery of advertisements to consumers. For example, DVT can be used to notify email senders that an email has been delivered to the recipient's email address. This is particularly applicable to email delivery outside an organization or email provider. Another potential application for DVT involves fraud detection and prevention. DVT can be used to monitor the loading of software and report back to the developer that the software has been loaded on a particular computer. The developer can then determine whether the software was reloaded on other computers. DVT can also be used to determine if multiple copies of the same licensed software are running at the same time. Finally, DVT may also be used to verify copyright and content usage. For example, DVT can measure how many times a licensed article has been loaded on a licensed site.

     E-Commerce Companies

     According to Forrester Research, Inc., Internet commerce in the trade of hard goods will grow from $43 million in 1998 to $1.3 trillion by 2003, or an annual growth rate of 99%. Currently, computing and electronics companies lead the trade. However, these increases should be realized in all industries from cars to utilities to food and agriculture.

     Companies entering Internet commerce face two challenges: (1) the cost of setting up and maintaining the site and (2) building the brand recognition to draw customers to the site. The WPI technology toolkit can aid these companies with their Internet commerce challenges.

     Building the brand name must extend beyond the boundaries of the company's Web site. WPI's products can help the company to offer a complete, cross-medium, marketing strategy that encompasses the customer response and advertising efficiency measurements detailed in the above agency and measurement company descriptions. Furthermore, online companies have

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unique advantages over other retailers. First, Web users accessing an e-commerce site are typically looking for information or making a purchase. For those looking for information, the CyberSpots offer the best way to inform the consumer about the products using an audio and visual message. These are particularly helpful in customer retention of information, further enhanced by the fact that the customer sought out the information, and is therefore more attentive to the message than the average television viewer would be to a traditional commercial. Another advantage of the online retailer is provided by the download times available while the company performs such tasks as credit card verification. A company can further develop its brand by providing to the customer information about new or related products, or customer service information. WPI's measurement tools help the company to monitor which products or services elicit the most responses. These CyberSpots help the company to target and broaden its product offerings, increase sales, and promote repeat business through better service.

     Part of the expense of setting up and maintaining an Internet commerce site is tied to marketing costs. Aside from WPI's pricing structure that helps the company to limit its up-front risk and expense, there are unique revenue opportunities offered by the CyberSpots. One way to recoup the costs of Internet commerce would be to cross-market targeted products. For instance, an airline makes a sale to a customer for two tickets to Aspen, Colorado. While the airline is confirming the customer's credit card and frequent flier program information, a cross-marketed CyberSpot plays to the customer promoting area hotels or ski packages. This offers an e-commerce company the opportunity for increased revenues to offset the cost of initiating Internet commerce. Furthermore, WPI's advertising measurement tool enables the company to monitor that the promotions were fully received, viewed and interacted with by a consumer.

     Market Risks
     ------------

     The market risks facing the Internet industry as a whole, and WPI in particular, can be segregated into industry risks and technology risks.

     Industry Risks

     Unrealized Growth. Use of the Internet and Internet advertising is projected to grow rapidly. However, there is no guarantee that these projections will come to fruition, or that WPI will realize similar growth rates.

     Privacy Concerns. Privacy concerns raised by some Internet commentators, advocates and government bodies could place restrictions on the use of Internet tracking and may limit industry targeting capabilities.

     Internet May Not Be Effective Advertising Medium. Internet advertising companies compete with traditional advertising mediums (e.g. television, radio) for shares of advertisers' spending. As Internet advertising measurement technologies increase, advertisers may find that the Internet is a limited or ineffective medium. Reluctance by advertisers to expend significant portions of their advertising budgets on the Internet may limit industry growth.

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     Costs of E-Commerce.  In addition, the costs of establishing Internet commerce sites and brand recognition may cause potential retailers and advertisers to decide not to pursue an Internet commerce strategy. Reductions in Internet commerce might also adversely affect Internet advertising.

     Other Risks. There are other industry risks to consider as well. It is a possibility that users will find that CyberSpots are more intrusive than current Internet advertising formats. If this is the case, advertisers may choose not to accept CyberSpots as a viable format. Also, there is the constant risk that new competitors will enter the industry with lower cost, more advanced technology. Finally, WPI will need to add human resources in order to keep up with advancements in its technology and increased demand. In the current employment market, there is the possibility that it will be difficult to find enough technically qualified individuals to meet its needs.

     Technology Risks

     The Internet promotes and is a product of rapidly changing technology. New technologies, standards and customer demands may make the technology currently relied on for Internet advertising obsolete. Changes in technology and protocols may require additional expenditures to adapt products to the new marketplace. Software that filters the information and graphics presented to Web users may be further developed, requiring additional product updates and advancements. Furthermore, Internet companies depend on the reliability of the Internet infrastructure. Significant breakdowns in the Internet infrastructure might lower confidence in the medium and adversely affect the industry.

     There are other technological risks to consider as well. Concerns over the fallibility of information technology resources are an ever-present reality. As CyberSpots and DVT become more widely used, there is always the issue of
maintaining the servers to handle projected advertising volume.   Finally, as
Internet user tracking becomes more developed, concerns over security may cause regulators to place certain restrictions on this technology. Until, and if, WPI is granted patent protection for its technology there will continue to be the risk that a competitor could reverse engineer its technology.

     Government Regulation

     WPI is subject to the same federal, state and local laws as other companies conducting business on the Internet. Internet commerce is subject to direct regulation by the Telecommunications Act of 1996, as administered primarily by the Federal Communications Commission. Additionally, consumer protection laws such as the Telephone Consumer Protection Act and the Telemarketing and Consumer Fraud and Abuse Prevention Act, as well as applicable state and provincial law may regulate or restrict Internet commerce. While much of Internet content is constitutionally protected in the United States, obscene content violating the provisions of Miller v. California is prohibited. Additional regulation is possible and likely concerning Internet transactions that are international in origin or termination. In 1996 the United States Congress passed the
Communications Decency Act (CDA).   The CDA has created a defense for online
service providers from civil liability for content they did not create.

     Due to the increasing popularity and use of the Internet and online services, it is possible that a number of laws and regulations governing domestic Internet transactions will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. The applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, copyrights and other intellectual property issues, taxation, and personal privacy is uncertain and may take years to resolve. The vast majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Those laws that do reference the Internet, such as the recently passed Digital Millennium Copyright Act, have not yet been interpreted by the courts and their applicability and reach are therefore uncertain. WPI is not aware of any legal determination to date that has been made with respect to the applicability of state regulations to its online business and little precedent exists in this area. One or more states may attempt to impose these regulations upon WPI in the future, which could harm its business. In addition, as the nature of the products listed by WPI's users changes, it may become subject to new regulatory restrictions.

     Because WPI's services are accessible worldwide, if WPI facilitates sales of intellectual property to users worldwide, foreign jurisdictions may claim that it is required to comply with their laws. If WPI develops international activities, it may become obligated to comply with these laws. Compliance may be more costly or may require WPI to change its business practices or restrict its offerings relative to those in the United States. WPI's failure to comply with foreign laws could subject it to penalties ranging from fines to bans on its ability to offer its products.

     Sources of Revenue
     ------------------

     WPI intends to generate revenue from licensing fees, creative / production fees and a technology license-based on a cost-per-play model. WPI plans to produce and distribute CyberSpot production software that will enable global production of CyberSpots by advertisers, agencies and web development firms. WPI plans to license its family of technologies within the U.S., Asia and Europe.

     WPI's revenue model currently focuses on four distinct revenue drivers: (1) the development of CyberSpot ads, (2) the delivery of CyberSpot ads, (3) CyberSpot enterprise licensing and (4) DVT licensing. The following sections provide more specific information on each driver.

     Ad Development Fees / Creative Services. Clients are charged an hourly rate plus materials to build CyberSpot ads. This is standard practice in the advertising industry. The estimated cost to an advertiser for the development of a CyberSpot ad ranges from $10,000 to $30,000. With the development of WPI's proprietary CyberSpot production software, advertising agencies and development firms may bring production in-house.

     CyberSpot Delivery. In addition to the development fee, advertisers are responsible for a per-play license fee. The per-play fee is volume sensitive.

     DVT Industry Licensing. DVT has begun to develop into a stand-alone product. WPI has received requests for information from several audience measurement companies, including Nielsen Media Research, Arbitron and Media Metrix. However, it is too early in the process to ascertain the eventual outcome of these discussions. In order to provide the complete solution that the advertisers need, WPI intends to license the DVT technology to one or two major measurement companies such as Nielsen Media Research, Arbitron or Media Metrix. Combining DVT with these type organizations and their extensive measurement backgrounds and infrastructure could position DVT as the standard for online advertising measurement.

     WPI anticipates that the DVT license agreements will include a technology transfer fee plus an ongoing royalty. The royalty will be based on either a per measurement occurrence or a percentage of applicable revenues. WPI's projections currently do not include any revenue from potential DVT Licensing. However, the projections do incorporate a full-time DVT Team whose responsibilities will include identifying and developing new markets.

     CyberSpot Licensing. One of WPI's strategies involves licensing its technology toolkit to e-commerce groups, ad agencies, web developers, portals, etc. These groups can use the technology to develop customized CyberSpots regarding their sites, products and organizations. For example, an automobile manufacturer can create a CyberSpot that allows a web surfer to instantly (two seconds) download and start playing video-like images, audio and text information on a particular car. The CyberSpot can also be made interactive, thus allowing the surfer to change colors, interiors and other options. WPI intends to distribute this product for free primarily through the Internet and to license each user. WPI also intends to charge the licensee on a per play model. CyberSpots produced by licensees will be hosted by WPI or its strategic ad delivery partner. WPI also intends to provide product training and technical support to licensees. WPI does not currently plan to sell the toolkit through retail channels.

     Primary Expenses
     ----------------

     Each revenue driver, ad production and CyberSpot per play, has an associated variable cost. Ad production variable costs are comprised entirely of human resources. A certain number of personnel are needed to produce and test each ad. Ad production / CyberSpot Account Executives, Project Managers and Creative Directors can manage the development of eight ads per month. Ad production Senior Developers, Code Writers and Graphic Artists can produce four ads per month. One Audio Engineer can produce ten ads per month. Once per-month ad production levels exceed each group's capacity, additional personnel will need to be hired. The remaining ad production team is comprised of a Quality Assurance Manager, a Senior IT Engineer and a Senior IT Manager. The number of personnel in this group is not as directly influenced by the number of ads produced.

     DVT variable costs are also comprised entirely of human resources. The DVT team will be responsible for marketing the DVT technology and identifying additional applications for the technology. The DVT team is not anticipated to include more than seven people. Finally, the

CyberSpot per play variable cost is comprised of the fee charged by the ad delivery strategic partner. This fee is currently estimated at $0.005 per play.

     The development of the toolkit is the largest expense item included in the operating expenses. Executive and Operational team salaries and benefits, CyberSpot licensee technical support, legal fees and advertising also account for a significant portion of the operating expenses. Travel is dependent on the number of employees, while legal fees and advertising are a percentage of total revenue.

     Competition
     -----------

     WPI's competition in the online advertising industry comes from three primary groups: (1) rich media companies, (2) advertisement delivery / sales companies and (3) advertisement measurement companies. This is a young industry with a majority of its players being formed within the last two to three years. The growth of this industry has created opportunities for media and technology companies. Some of these companies are developing and testing a number of new banner advertising technologies, which are designed to make the traditional banner ad more flexible, advanced and effective. Generally referred to as "rich media," these ads incorporate an expanding array of animations, audio, pull down menus, pop-up boxes and interactivity. While some companies are developing this new banner technology, other companies are focusing on ad outsourcing and placement services and still others are creating new technologies to better track Internet advertisements.

     Rich Media

     The advertisement industry defines rich media as messages that contain more sophisticated programming than the "plain-vanilla" banner ads. The most popular form of rich media is Java applets, which can be read by browsers that are used by more than 90% of the Web users. Less than 0.5% of Web users surveyed said that they clicked on banner ads, while rich media banners with sound, 3-D graphics and interactive capabilities have experienced up to 15% click-through rates, according to a recent IAB survey.

     The greatest problems experienced with rich media advertisements are that they are slow and unreliable, which keeps many Web sites from running rich media advertisements. Some top sites still will not accept rich media, and at least half of the top sites still refuse to accept rich media ads from third-party ad servers such as DoubleClick, 24/7 Media and CMGI's AdSmart. ZDNet and EarthWeb's Developer sites insist on serving their own rich media ads, and CNet refuses to take any Java ads at all, according to Valandra.

     Yahoo! is another site that has been reluctant in accepting rich media ads, including those with Shockwave technology. The portal does accept ads with HTML, JAVAScript and JPEG images, and puts Flash, Enliven and Intervu ads on selected areas of its site.

     According to Anil Singh, Yahoo!'s chief sales and marketing officer, Yahoo! selectively places rich media ads in the portal's news section. This is based on audience research that has found that most of the area's visitors have the capabilities to experience the ads. However, rich media technologies offer more capability than what the existing networks can handle, says Jim Nail, an analyst at Forrester Research. Rich media companies will have to find solutions to deal with the limitations of existing networks for the next several years. In fact, the new broadband technology will only reach about a quarter of the Internet population by 2004.

     Meanwhile, many advertising companies are working to improve rich media solutions so that even Web surfers with a 28.8-Kbps modem connection can download the ads fast and reliably. Below are some of WPI's competitors who are making efforts to do just that:

     Unicast's Superstitial(TM) - is an advertisement that downloads the rich media content onto a viewer's hard-drive cache while a Web page is being viewed. When the viewer clicks on one of the internal links on the site, a rich media ad (e.g., a movie preview) will pop up and read its content from the cache. Once the ad has finished playing, the content is flushed out of the cache. This player-based technology requires substantial download time and is in its second year of beta testing. Superstitial(TM) has been tested by a number of portals and, due to the lengthy download time, is not automatically playable, but is available only when a user "requests" a commercial. (www.unicast.com)

     iWeb's iNotes(TM) - has patent-pending technology enabling ISP's to deliver rich media advertisements, e-commerce announcements and customer service messages directly to subscribers' screens whenever and wherever they are online, irrespective of the Web site they are visiting. The technology does not require the download or installation of application software. Since iNotes(TM) messages do not depend on the Web page being viewed, ISP's and advertisers can directly target their audiences based on demographics and geography. (www.iweb.com)

     Enliven(R) - is a rich media advertisement that utilizes Macromedia(R) Director(R) to provide multimedia and interactivity capabilities including animation, sound and video, all within the host site. Enliven(R) uses streaming media, which downloads the beginning of the file, starts playback and then streams the remainder of the file in the background while the file continues to play. (www.enliven.com)

     Advertisement Delivery / Sales

     Advertisement delivery / sales companies manage their customer's online
advertising and marketing efforts from start to finish.   These companies
maintain a sales force, deliver targeted advertising to their client's site, control an advertiser's reach and frequency, deliver reports of advertiser performance, and manage invoicing and payment. By alleviating these efforts, companies can focus on developing and maintaining their sites and other aspects of their business. A majority of smaller companies do not have the resources available to perform an effective sales operation, therefore advertisement delivery / sales companies have the ability to increase their customer's site revenues and profits through broadening the ability to reach potential advertisers. Below are brief descriptions of some of the companies who perform these services:

     DoubleClick, Inc. - provides comprehensive Internet advertising for marketers and Web publishers by selling advertising space on approximately 1,300 Web sites and delivers those ads using its Dynamic Advertising Reporting and Targeting ("DART") patented technology. DoubleClick's DART tracks and reports audience behavior to predict which ads will get the most response and makes sure potential buyers see ads they're likely to find appealing. The technology also provides detailed reports of Web traffic and ad effectiveness for both advertisers and Web publishers. Thereby combining technology and media expertise, DoubleClick centralizes planning, execution, control, tracking and reporting for online media campaigns. (www.doubleclick.com)

     24/7 Media, Inc. - is an Internet advertiser and marketer who provides online ad outsourcing services to Web site operators and online ad placement services to advertisers. More than 300 Web sites, which form the 24/7 Network, contract exclusively with 24/7 Media to outsource their online advertising functions. The company also provides online ad outsourcing to ContentZone, a group of more than 2,500 small to medium-sized Web sites. Furthermore, advertisers and ad agencies contract 24/7 Media to create online ad programs, which are carried by members of its 24/7 Network and ContentZone. The company offers banner ads, direct email, sponsorships, promotions and e-commerce services. (www.247media.com)

     Advertising Measurement Companies

     The majority of the companies currently offering Internet advertising verification use server-based tracking systems. However, new technologies are being developed which now allow advertisers to better track the results of Internet advertising. Specifically, Thinking Media now offers a client-based system that could directly compete with WPI's DVT. Below are brief descriptions of some of the companies who have developed tracking technology:

     Thinking Media's ActiveTrack(SM) - uses a patented technique called "Client-Side Tracking." This real-time tracking and reporting system confirms the delivery of the ad to the browser (not the server), the duration of the ad's display, and other key measurements. ActiveTrack(SM) uses an executable file, or program, which loads into the browser along with the ad and vanishes when the viewer leaves the page on which the ad appears. ABC Interactive confirmed that the ActiveTrack(SM) technology works and that the data delivered and measured by Thinking Media is auditable. (www.thethinkingmedia.com)

     Nielsen // NetRatings - audience measurement and analysis service is jointly offered by Nielsen Media Research and NetRatings, Inc. Nielsen // NetRatings' audience tracking technology provides the ability to automatically measure ad banner viewing and clicking (BannerTrack), e-commerce activity (CommerceTrack), cached page views (CacheTrack), page loading times, and user demographics. (www.nielsen-netratings.com)

     WPI's Competitive Advantage

     The most frequently used form of online advertising is the inch high banner ad. Banner ads can be either static or animated and, when clicked, take the user to another Web site. While banner ads are the most ubiquitous form of advertising, they are also the least likely to elicit a response with "click-through" rates averaging less than 0.5%. Banner content is limited to its inch high container, while CyberSpots are full screen dynamic, multimedia Web commercials that load and play in less than two seconds.

     Other forms of online advertising currently used include rich media superstitials, interstitials and expanding banners and sponsorship. Rich media ads account for less than 5% of all online advertisements and are generally considered slow to download and unreliable. Furthermore, certain top sites will not accept rich media ads or will place them on a special page. CyberSpot incorporates all of the advantages of the rich media form including video-like images, audio and interactivity and none of the disadvantages. Since CyberSpots load and commence play in less than two seconds, there is no "world wide wait" for the ad to be played. Furthermore, the small "foot print" of CyberSpot, in terms of file size, allows for greater speed and reliability without degrading the content provider's Web page load time. WPI has also developed unique CyberSpot sponsorship formats which will provide the least intrusive user experience.

     Intellectual Property
     ---------------------

     WPI has filed for U.S. patent protection for a family of technologies that include its IOUi, CyberSpots, and DVT technologies. WPI relies on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect its proprietary rights. Much of WPI's proprietary information may not be secured by means of patent, copyright, domain registration, or trade or service mark.

     WPI's ability to enforce its rights will be critical to its success once it has established an identity and reputation with advertisers and Internet users.

     To date, WPI has not received notification that its services or products infringe the proprietary rights of third parties. Third parties, however, could make such claims of infringement in the future. WPI cannot be certain that others will not develop substantially equivalent or superseding proprietary technology, or that equivalent services will not be marketed in competition with its services, thereby substantially reducing the value of its proprietary rights. Furthermore, there can be no assurance that any confidentiality agreements between WPI and its employees or any license agreements with its customers will provide meaningful protection for its proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

     Employees
     ---------

     Growth in human resource needs is driven almost entirely by ad production. WPI also wants to finish putting in place a comprehensive and experienced executive team. The total number of personnel is expected to grow to 111 by year three. The following table summarizes the number of personnel by year:

Division                           Year 1          Year 2          Year 3
--------                       --------------  --------------  --------------

CyberSpot Team                       29               59              68

DVT Team                              7                7               7

Executive Team                        8                8               8

Operational Team                     28               28              28

     TOTAL EMPLOYEES                 72              102             111

     The operational infrastructure needed to support the revenue drivers is heavily dependent on human resources. WPI intends to outsource key functional areas to strategic partners. Its current business model also does not include the development of an ad sales force. Its plan is to rely on strategic partners to provide this function. The following sections discuss some of the key operational areas in more detail.

     Ad Delivery

     Reliable ad delivery services to web sites is critical to the success of WPI. Ad delivery is a complex and labor and capital intensive process. The typical ad delivery infrastructure includes both ad servers and software, a media buy / sell team and a traffic management team. WPI has concluded that the time and resource commitments needed to build the ad delivery infrastructure would distract it from its core business strengths. Therefore, WPI intends to outsource this function to a strategic partner such as DoubleClick or 24/7 Media. These groups already have the technology and human resource components in place to manage the ad delivery infrastructure.

     CyberSpot Ad Development Team

     The success of WPI's business model and the financial projections are heavily dependent on its ability to produce CyberSpot ads. The production of ads is a labor-intensive process that requires a team of individuals working together. In order to meet its ad production goals, WPI will need to hire and train approximately 70 new people. WPI has already established a relationship with a college in Sarasota that has developed a curriculum around its technology. The curriculum provides graduates with the basic technology tools needed to develop CyberSpots.

     Software Development Team

     WPI's business model also involves the development of a software toolkit that will allow ad agencies, web developers, etc. to build their own CyberSpots. WPI anticipates providing the toolkit at no cost to licensees, but requiring the user to enter into a per play license agreement. The toolkit will be developed either internally or in partnership with a major software developer such as Adobe.


Item 5.  Other Events

                     DISCLOSURE OF VOLUNTARY SHARE EXCHANGE

     During the month of April, 2000, the Company intends to commence a voluntary share exchange offering whereby the remaining shareholders of 1,700,000 shares of WPI common stock may exchange their shares on a one-for-two basis for shares of the Company's common stock. The Company intends to leave the voluntary share exchange offering open for approximately one month.

     The common stock to be offered in the voluntary share exchange offering will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company will offer to each remaining shareholder of WPI two shares of its common stock in exchange for each share of common stock of WPI. No shareholder of WPI can be compelled to exchange their shares in the voluntary share exchange offering. The common stock of the Company will be exchanged solely for the common stock of WPI held by existing shareholders of WPI. No money or other consideration will be offered or accepted. The common stock of the Company to be offered will not be registered with or approved by any state securities agency or the Commission and will be offered and sold pursuant to an exemption from registration.

     The Company issued a press release with respect to the voluntary share exchange on March 6, 2000, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

                          APPOINTMENT OF NEW DIRECTOR

     Effective March 22, 2000, the number of directors comprising the Board of Directors of the Company was increased from four to five. Mark Burchill was appointed to the Board of Directors.

     Mr. Burchill was a founding partner of 24/7 Media, one of the largest global Internet marketing companies and the largest Internet advertising network. Upon his departure in January, 2000, 24/7 Media had 42 offices in over 20 countries and a market cap of over $1.4 billion. Mr. Burchill is credited with growing the network into one of the largest-reach vehicles on the Internet as well as expanding 24/7 Media's presence around the world to Europe, Asia and Latin America.

     In 1995, he co-founded Petry Interactive, an Internet marketing company, which was one of the three companies that merged to become 24/7 Media. As the Director of Strategic Development for Petry Media in 1994, Burchill lived and worked in Hong Kong, laying the groundwork for a joint venture Asian ad sales company with Pearson PLC. Mr. Burchill began his career in the media department of Young & Rubicam in New York where he worked on top national and local accounts such as Colgate-Palmolive, American Home Products and NYNEX. Mr. Burchill holds a Masters of Business Administration from UCLA.

     The Company issued a press release with respect to the addition of Mr. Burchill as a director on March 22, 2000, a copy of which is attached as Exhibit
99.2 to this Form 8-K.


Item 7.  Financial Statements, Pro Forma Information and Exhibits

     Financial Statements
     --------------------

     Accompanying this Form 8-K are the financial statements of WPI required by Regulation S-B, Item 310(c).

                      Index to Financial Statements of WPI

Report of Independent Auditors, dated October 29, 1999..................................................................  F-1

Balance Sheets as of January 31, 2000 (unaudited) and October 25, 1999..................................................  F-2

Income Statements for the three months ended January 31, 2000 (unaudited) and the period ended October 25, 1999.........  F-4

Statements of Cash Flows for the three months ended January 31, 2000 (unaudited) and the period ended October 25, 1999..  F-6

Statement of Stockholders Equity for the three months ended January 31, 2000 (unaudited) and the period ended October 25, 1999..................................................................................................  F-8

Notes to Financial Statements for the three months ended January 31, 2000 (unaudited) and the period ended
October 25, 1999........................................................................................................  F-10


     Pro Forma Financial Information
     -------------------------------
     The pro forma information required by Regulation S-B, Item 310(d), will be filed by amendment shortly.

     Exhibits
     --------

        2 Share Exchange Agreement, dated as of March 5, 2000, by and between Wyly Wade and Mark E. Gray, Carsten Mide, Web Partners, Inc., and Anyox Resources Inc.

        3.1   Articles of Incorporation, dated July 10, 1998*

        3.2   Bylaws, dated July 18, 1998*

       99.1 Press release on Anyox Resources Inc.'s acquisition of Web Partners, Inc., dated March 6, 2000

       99.2 Press release on naming Mark Burchill a member of the Board of Directors of Anyox Resources Inc., dated March 22, 2000.

     * Incorporated here by reference from the Company's Form 10-SB filed with the Commission on June 24, 1999 as Exhibit No. 2 (A) and Exhibit No. 2 (B), respectively.

Item 8.  Change in Fiscal Year

     Effective March 15, 2000, WPI has changed, by resolution of the Board of Directors, its fiscal year end from the last Monday in October to June 30th in order to correspond with the fiscal year end of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYOX RESOURCES INC.

Dated: March 30, 2000


By:         /s/ Santu Rohatgi
     ------------------------------
Name:  Santu Rohatgi
Title: President

  [LETTERHEAD OF CHRISTOPHER, SMITH, LEONARD, BRISTOW, STANELL & WELLS, P.A.]

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Web Partners, Inc.

We have audited the accompanying balance sheet of Web Partners, Inc. (a development stage enterprise) at October 25, 1999 and the related statements of operations, stockholders' equity, and cash flows for the year ended October 25, 1999 and for the period from September 11, 1998 (inception) to October 25, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Web Partners, Inc. (a development stage enterprise) as of October 25, 1999, and the results of its operations and its cash flows for the year ended October 25, 1999 and for the period from September 11, 1998 (inception) to October 25, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                       /s/ Christopher, Smith, Leonard,
                                           Bristow, Stanell & Wells, P.A.

                                       CHRISTOPHER, SMITH, LEONARD,
                                       BRISTOW, STANELL & WELLS, P.A.

October 29, 1999

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                               JANUARY 31, 2000
                                  (UNAUDITED)

                                        Assets
Current Assets
       Cash                                                                                          $ 18,985
       Prepaid expenses                                                                                12,891
       Employee advances                                                                                   50
       Shareholder receivable                                                                          24,267
       Other receivable                                                                                   127
                                                                                          --------------------
            Total current assets                                                                       56,319

Property and Equipment
       Furniture and fixtures                                                                          20,013
       Office equipment                                                                                12,424
       Computer equipment                                                                             116,182
       Software                                                                                        13,599
       Leasehold improvements                                                                          26,539
       Accumulated depreciation and amortization                                                      (14,760)
                                                                                          --------------------
            Total property and equipment                                                              173,998

Other Assets
       Deposits                                                                                         5,667
       Capitalized software cost less accumulated amortization of $18,591                             255,750
       Patent rights less accumulated amortization of $11,940                                          44,121
                                                                                          --------------------
            Total other assets                                                                        305,538

       Total Assets                                                                                 $ 535,854
                                                                                          ====================


                          Liabilities and Stockholders' Equity
Current Liabilities
       Accounts payable                                                                             $ 516,306
       Accrued liabilities                                                                            111,938
       Notes payable                                                                                  205,000
                                                                                          --------------------
            Total liabilities                                                                         833,244

Stockholders' Equity
       Preferred stock, $.005 par value, 3,000,000 shares authorized; 66,665
           issued and outstanding                                                                         333
       Class A - Common stock, $.005 par value, 2,000,000 shares authorized;
           1,000,000 issued and outstanding                                                             5,000
       Class B - Common stock, $.005 par value, 5,000,000 shares authorized;
           1,917,487 issued and outstanding                                                             9,587
       Additional paid in capital                                                                     953,144
       Deficit accumulated during the development stage                                            (1,265,454)
                                                                                          --------------------
            Total stockholders' equity                                                               (297,390)

       Total liabilities and stockholders' equity                                                   $ 535,854
                                                                                          ====================

--------------------------------------------------------------------------------
             The accompanying notes are an integral part of these
                   internally prepared financial statements.

--------------------------------------------------------------------------------

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                               OCTOBER 25, 1999
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                   (AUDITED)

--------------------------------------------------------------------------------

                                   ASSETS
Current Assets
  Cash                                                                $ 166,055
  Prepaid expenses - CyberQuest - Note 6                                 54,000
  Employee advances                                                      22,500
  Shareholder receivable - Note 6                                         3,143
  Accrued interest receivable                                            20,000
                                                                      ---------
    Total current assets                                              $ 266,043

Property and Equipment - Note 1
  Office equipment                                                          924
  Computer equipment                                                     69,113
  Software                                                               13,265
  Accumulated depreciation                                               (2,926)
                                                                      ---------
    Total property and equipment                                         80,376

Other Assets - Note 1
  Deposits                                                                1,000
  Capitalized software costs less accumulated amortization of $2,772     34,016
  Patent rights, less accumulated amortization of $3,957                 13,937
  Loan costs, less accumulated amortization of $767                       7,937
                                                                      ---------
    Total other assets                                                   56,186
                                                                      ---------

  TOTAL ASSETS                                                        $ 402,605
                                                                      =========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                                    $ 155,282
  Accrued liabilities                                                     1,685
  Stock subscription liability - Note 3                                 165,000
  Notes payable - Note 3                                                175,000
                                                                      ---------
    Total current liabilities                                           496,967

Long-term debt - Note 3                                                 100,000

Commitments and contingencies - Note 2

Stockholders' equity - Note 3
  Preferred stock, $.005 par value, 3,000,000 shares authorized;
    -0- issued and outstanding                                              -0-
  Class A - Common stock, $.005 par value, 2,000,000 shares
    authorized; issued and outstanding 1,000,000                          5,000
  Class B - Common stock, $.005 par value, 5,000,000 shares
    authorized; 1,000,000 issued and outstanding                          5,000
  Additional paid-in capital                                            446,850
  Deficit accumulated during the development stage                     (651,212)
                                                                      ---------
    Total stockholders' equity (deficit)                               (194,362)
                                                                      ---------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $ 402,605
                                                                      =========

  The accompanying notes are in integral part of these financial statements.

                                WEB PARTNERS, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF OPERATIONS
                     FROM OCTOBER 26, 1999 TO JANUARY 31, 2000
                                  (UNAUDITED)

Costs and Expenses
       Amortization                                                                           $ 23,922
       Accounting and auditing expense                                                             307
       Advertising and promotion                                                               115,198
       Auto expenses                                                                               408
       Bank charges                                                                                244
       Charitable contributions                                                                    145
       Computer support                                                                          2,000
       Conferences and seminars                                                                  1,600
       Depreciation                                                                             10,948
       Dues and subscriptions                                                                      640
       Employee benefit programs                                                                 6,359
       Gifts expense                                                                             1,411
       Interest                                                                                  5,445
       Internet service provider expense                                                         6,774
       Leased employees                                                                        101,939
       Legal and professional                                                                    8,697
       Licenses                                                                                     25
       Maintenance expense                                                                         993
       Management information systems expense                                                    7,344
       Merit bonus                                                                              74,114
       Moving expense                                                                            8,731
       Office expense                                                                            3,026
       Postage expense                                                                           5,846
       Recruiting expense                                                                       26,731
       Rent or lease expense                                                                    39,228
       Research and development                                                                117,794
       SBO bonus                                                                                12,822
       Security expense                                                                             97
       Signing bonus                                                                            12,500
       Telephone                                                                                 5,267
       Temporary wages                                                                          10,532
       Travel and meals                                                                         20,701
       Utilities expense                                                                         2,210
       Overhead allocation                                                                     (18,914)
                                                                                    -------------------
            Total costs and expenses                                                           615,087
                                                                                    -------------------
Operating loss                                                                                (615,087)
Interest income                                                                                    845
                                                                                    -------------------

Net Loss                                                                                    $ (614,242)
                                                                                    ===================

Basic loss per share                                                                             $0.18
Shares used in basic per share computation                                                   3,452,961
Diluted loss per share                                                                           $0.15
Shares used in diluted per share computation                                                 3,991,782


--------------------------------------------------------------------------------
             The accompanying notes are an integral part of these
                   internally prepared financial statements.

--------------------------------------------------------------------------------

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF OPERATIONS
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                   (AUDITED)

--------------------------------------------------------------------------------


COSTS AND EXPENSES
  Amortization                                                  $      7,496
  Advertising and promotion                                          154,801
  Auto expenses                                                          167
  Bank charges                                                           540
  Computer support                                                       750
  Depreciation                                                         2,926
  Interest                                                             1,685
  Legal and professional                                              35,085
  Licenses                                                               907
  Office expense                                                       7,219
  Research and development                                           419,542
  Telephone                                                            1,302
  Travel and meals                                                    19,252
                                                                ------------
    Total costs and expenses                                         651,672
                                                                ------------
  Operating (loss)                                                  (651,672)
  Interest income                                                       460
                                                                ------------

NET LOSS                                                        $   (651,212)
                                                                ============

Basic loss per share                                            $      (1.31)
                                                                ============
Shares used in basic per share
  computation                                                        489,630
                                                                ============
Diluted loss per share                                          $      (1.25)
                                                                ============
Shares used in diluted per share
  computation                                                        519,831
                                                                ============

  The accompanying notes are an integral part of these financial statements.

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF CASH FLOWS
                   FROM OCTOBER 26, 1999 to JANUARY 31, 2000
                                  (UNAUDITED)

Cash Flows From Operating Activities
        Net loss                                                                                        $ (914,242)
Adjustment to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization                                                                       34,870
              Changes in operating assets and liabilities:
                    Decrease in prepaid expenses                                                            63,609
                    Decrease in employee receivable                                                          3,093
                    Increase in shareholder receivable                                                      (4,267)
                    Decrease in other receivable                                                               218
                    Increase in deposits                                                                    (4,667)
                    Increase in accounts payable                                                           361,024
                    Increase in accrued liabilities                                                        110,253
                                                                                                        ----------
              Net cash used in operating activities                                                       (350,109)

Cash Flows from Investing Activities
        Capital expenditures                                                                              (105,456)
        Intangible asset expenditures                                                                     (267,721)
                                                                                                        ----------
              Net cash used in investing activities                                                       (373,177)

Cash Flows from Financing Activities
        Proceeds from notes payable                                                                        105,000
        Proceeds from equity investors net of issue costs                                                  652,216
        Accounts payable converted to capital                                                               (6,000)
        Debt converted to capital                                                                         (175,000)
                                                                                                        ----------
              Net cash provided by financing activities                                                    576,216

Net Decrease in cash                                                                                      (147,070)

Cash - beginning of period                                                                                 166,055
                                                                                                        ----------

Cash - end of period                                                                                      $ 18,985
                                                                                                        ==========

--------------------------------------------------------------------------------
             The accompanying notes are an integral part of these
                   internally prepared financial statements.

--------------------------------------------------------------------------------

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF CASH FLOWS
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                   (AUDITED)

--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                      $    (651,212)
  Adjustment to reconcile net loss to
    net cash used in operating activities                              10,422
  Depreciation and amortization
    Changes in operating assets and
      liabilities
        Increase in prepaid expenses                                  (76,500)
        Increase in employee receivable                                (3,143)
        Increase in shareholder receivable                            (20,000)
        Increase in interest receivable                                  (345)
        Increase in deposits                                           (1,000)
        Increase in accounts payable                                  155,282
        Increase in accrued liabilities                                 1,685
                                                                -------------

        Net cash (used) in operating activities                      (584,811)

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                (83,302)
  Intangible asset expenditures                                       (62,682)
                                                                -------------

    Net cash used in investing activities                            (145,984)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable                                         175,000
  Proceeds from long-term debt                                        100,000
  Proceeds from equity investors net of issue costs                   446,850
  Proceeds from stock subscription                                    165,000
  Issuance of common stock                                             10,000
                                                                -------------

    Net cash provided by financing activities                         896,850
                                                                -------------

NET INCREASE IN CASH                                                  166,055

Cash - beginning of period                                                -0-
                                                                -------------

CASH - END OF PERIOD                                            $     166,055
                                                                =============

SUPPLEMENTAL INFORMATION
------------------------

  Cash paid for interest                                        $         -0-
                                                                =============
  Cash period for income taxes                                  $         -0-
                                                                =============

  The accompanying notes are in integral part of these financial statements.

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY
                   FROM OCTOBER 26, 1999 TO JANUARY 31, 2000
                                  (UNAUDITED)

                                                                                                             Deficit
                                                                                                           Accumulated
                                                               Capital Stock              Additional       During the
                                                        -----------------------------       Paid In        Development
                                                           Shares         Amount            Capital           Phase
                                                        --------------------------------------------------------------
Balance - October 25, 1999                                   2,000,000        10,000        446,850          (651,212)

Preferred Stock
       issued in connection with bridge loan conversion         66,665           333              -                 -

Class A - Common Stock                                               -             -              -                 -

Class B - Common Stock
       issued in private placement                             640,826         3,203              -                 -
       issued in payment of fees                                 4,000            20
       issued in conversion of debt                            213,333         1,067
       issued per escrow agreement                               8,000            40
       issued per stock option agreements                       51,328           257

Additional paid-in-capital, net of offering cost                     -             -        506,294                 -

Net loss -
       Three months ended January 31, 2000                           -             -              -          (614,242)
                                                        --------------------------------------------------------------
Balance - January 31, 2000                                   2,984,152        14,920        953,144        (1,265,454)
                                                        ==============================================================

--------------------------------------------------------------------------------
             The accompanying notes are an integral part of these
                   internally prepared financial statements.

--------------------------------------------------------------------------------

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                   (AUDITED)

--------------------------------------------------------------------------------

                                                                    DEFICIT
                                                                   ACCUMULATED
                                     CAPITAL STOCK     ADDITIONAL  DURING THE
                                  -------------------    PAID IN    DEVELOPMENT
                                   SHARES     AMOUNT    CAPITAL       STAGE
                                  --------- --------- -----------  -----------
Balance - September 11, 1998            -0-       -0-         -0-          -0-

Class A - Common Stock
  issued in connection
  with technology rights          1,000,000     5,000         -0-          -0-

Class B - Common Stock
  issued in connection
  with technology rights          1,000,000     5,000         -0-          -0-

Additional paid-in-capital,
  net of offering costs                 -0-       -0-     466,850          -0-

Net loss -
  Year ended
  October 25, 1999                      -0-       -0-         -0-     (651,212)
                                  --------- --------- -----------  -----------
BALANCE - October 25, 1999        2,000,000  $ 10,000   $ 446,850   $ (651,212)
                                  ========= ========= ===========  ===========




--------------------------------------------------------------------------------

  The accompanying notes are an integral part of these financial statements.

                               WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                   FROM OCTOBER 26, 1999 TO JANUARY 31, 2000
                                  (UNAUDITED)

NOTE 1 - THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES
         -----------------------------------------------

        The Company
        -----------

        Web Partners, Inc. (the "Company") is a development stage company formed in the State of Florida on September 11, 1998. This entity remained dormant until August, 1999. The Company is engaged in research and development of new web based technologies. The Company is in the process of filing for United States patent protection for a family of technologies which allow the rapid development of online, thirty second commercial spot advertisements, providing online advertisers with the first reliable audience delivery verification system. The Company's business is predominately based in the United States.

        The Company is in the development stage and its efforts through January 31, 2000 have been principally devoted to organizational activities, research and development of its technologies and raising capital. Management anticipates incurring substantial additional losses as it pursues its research and development efforts.

        The Company shares facilities and certain other resources with CyberQuest Group, Inc. Certain of CyberQuest Group, Inc.'s officers serve as officers of the Company and the Company obtains management and administrative support from CyberQuest Group, Inc.'s staff.

        The Company has raised capital through the form of a subscription agreement. The Company expects that the proceeds from this and any additional capital campaigns will enable it to fund its operations at least through the year 2000.

        Use of Estimates
        ----------------

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Despite management's best effort to establish good faith estimates, actual results may differ from these estimates.

        Advertising Costs
        -----------------

        The Company charges advertising costs to expense when the advertising takes place. Advertising expenses approximated $115,000 for the period ended January 31, 2000.

                               WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                   FROM OCTOBER 26, 1999 TO JANUARY 31, 2000
                                  (UNAUDITED)

NOTE 1 - THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
         -----------------------------------------------------------

        Depreciation and Amortization
        -----------------------------

        Depreciation is computed using the straight-line method over an estimated useful life of three years for computer equipment and computer software, and five years for office equipment.

        Amortization is computed using the straight-line method over the estimated useful lives of the assets, not to exceed 5 years.

        Capitalized Software
        --------------------

        The Company capitalized costs of materials and consultants, incurred in developing internal-use computer software once technological feasibility is attained. Technological feasibility is attained when software products reach Beta release. Costs incurred prior to the establishment of technological feasibility are charged to product development expense.

        The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life and changes in software and hardware technologies.

        Upon the general release of the software product to customers, capitalization ceases and such costs are amortized (using the straight-line method) on a product by product basis over the estimated life which is generally three years.

        All research and development expenditures are charged to research and development expense in the period incurred.

        Capitalized software costs and accumulated amortization as of January 31, 2000 and related software amortization expense for the period then ended was as follows:

            Capitalized software                        $274,342
            Accumulated amortization                     (18,591)
                                                        --------
                                                        $255,751
                                                        ========
            Amortization expense                        $ 15,819
                                                        ========

                               WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                   FROM OCTOBER 26, 1999 TO JANUARY 31, 2000
                                  (UNAUDITED)

NOTE 1 - THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
         -----------------------------------------------------------

        Intangible Assets
        -----------------

        The Company, in an agreement dated July 27, 1999, received the right to use certain proprietary technology(s) systems methodologies and/or combination of elements which may be deemed patentable ("Patent Rights") for a period of one year. These patent rights were exchanged for common stock totaling $10,000 (see Note 3). The capitalized patent rights and accumulated amortization at January 31, 2000 and related amortization expense for the period then ended was as follows:

            Patent Rights:
              From exchange agreement           $10,000
              Patent expenses                    46,061
                                                -------
                                                 56,061
            Accumulated amortization             11,940
                                                -------
                                                 44,121
            Amortization expense                $ 7,983
                                                =======

        Revenue Recognition
        -------------------

        The Company will contract with customers for providing online, thirty second commercial spot advertisements. Revenues are generally recognized when a fixed period license agreement has been signed, the software product has been developed, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, and collection is considered probable. For customer license agreements, which meet these recognition criteria, the portion of the fees related to software licenses will generally be recognized in the current period, while the portion of the fees related to services is recognized as the services are performed. However, for the period ending January 31, 2000, the Company had not entered into any contracts for the sale or use of its products.

                               WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                   FROM OCTOBER 26, 1999 TO JANUARY 31, 2000
                                  (UNAUDITED)

NOTE 1 - THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
         -----------------------------------------------------------

        Per Share Data
        --------------

        In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share ("SFAS 128"), requiring public companies to exclude the dilutive effect of stock options in calculating basic earnings per share. Basic income per share as required under SFAS 128 is computed using the weighted average number of common shares outstanding during the period. Diluted income per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the shares issuable upon the exercise of stock options (using the treasury stock method). The following table sets forth the computation of basic and diluted income per share for the period ended January 31, 2000:

            Numerator:
              Net Loss                                      $ (614,242)
            Denominator:
              Denominator for basic income per share -
                weighted average shares                      2,592,848
              Stock options                                    366,370
              Convertible debt                                  94,696
                                                            ----------
              Denominator for diluted income per share -
                adjusted weighted average shares and
                assumed exercises                            3,422,511
            Basic loss per share                            $    (0.20)
                                                            ==========
            Diluted loss per share                          $    (0.18)
                                                            ==========

        Newly Effective Accounting Standards
        ------------------------------------

        Statement of Position ("SOP") 97-2, "Software Revenue Recognition", SOP 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition" and SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions", were issued in October 1997, March 1998, and December 1998, respectively and address software revenue recognition matters primarily from a conceptual level and do not include specific implementation guidance.

        These standards supersede SOP 91-1 and, in part, are effective for transactions entered into for fiscal years beginning after December 15, 1997. Based on it's reading and interpretation of SOPs 97-2 and 98-4, the Company believes it is currently in compliance with the standards. Complying with SOP 98-9 or additional detailed implementation guidance, once issued, could lead to unanticipated changes in the Company's current revenue accounting practices, and such changes could adversely impact the Company's ability to recognize revenue consistent with its current practice.

                               WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                   FROM OCTOBER 25, 1999 TO JANUARY 31, 2000
                                  (UNAUDITED)

NOTE 1 - THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
         -----------------------------------------------------------

        Newly Effective Accounting Standards - Continued
        ------------------------------------------------

        This new standard is not effective until the year 2000. Web Partners, Inc. has not fully assessed its ability to comply with SOP 98-9 using current contracting and business practices. However, Web Partners, Inc. believes that SOP 98-9 will not significantly effect its reporting of revenues.

        Risks and Concentrations
        ------------------------

        Financial instruments which potentially subject the Company to concentrations of credit risk are cash and cash equivalents. As of the balance sheet date of January 31, 2000, the cash balances were not in excess of insured amounts. The financial institution has a strong credit rating and management believes that credit risk related to these deposits is minimal. During the year, the Company has monies held in various bank accounts. Funds in these accounts could exceed insurable limits during the course of the year.

        Until December 12, 1999, the Company had incurred the majority of its research and development, marketing and promotional activities from CyberQuest Group, Inc., a related party (NOTE 6). Until that date, the Company's concentration for such services had been critical to the operations of Web Partners, Inc. From December 13, 1999 to January 31, 2000 Web Partners, Inc. has not used the services of CyberQuest Group, Inc.

NOTE 2 -  COMMITMENTS AND CONTINGENCIES
          -----------------------------

        The Company is not aware of any legal disputes and proceedings arising from the ordinary course of general business activities. However, depending on the amount and the timing, an unfavorable resolution of some unreported matters could materially affect the Company's future results of operations or cash flows in a particular period.

        Acquisitions
        ------------

        In an agreement dated August 9, 1999, the Company has entered into an acquisition agreement with 547341 BC Ltd. (Newco.). Newco will acquire 30% of the issued and outstanding Class B common stock of the Company in exchange for $3,000,000 or a pro-rata amount not to exceed 30%. In circumstances where Newco acquires less than all of the issued and outstanding shares of the Company, the number of

                               WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                   FROM OCTOBER 26, 1999 TO JANUARY 31, 2000
                                  (UNAUDITED)

NOTE 2 - COMMITMENTS AND CONTINGENCIES - CONTINUED
         -----------------------------------------

        Acquisitions - Continued
        ------------------------

        acquisition shares shall be adjusted accordingly, provided that in any event Newco will not complete the acquisition of the Company unless persons holding at least 90% of the shares of the Company shall have entered into the Share Exchange Agreement or otherwise consented to the proposed reorganization of the Company.

        Pursuant to the August 9, 1999 agreement, and management representations, it is acknowledged and agreed that it is a condition precedent to the completion of the Share Exchange Agreement that Newco shall have forwarded as either a loan or in the form of securing equity investors, or both, to the Company certain monies. Such monies, if advanced as a loan are to be considered an interest free loan secured by a first charge over the assets of the Company. Should the Share Exchange Agreement terminate, these monies are due within two years of termination. Newco retains the right to convert any outstanding loans for the pro-rata earned equity of the Company. As of January 31, 2000, Newco converted a $100,000 loan to equity at $0.75 per share. Newco has also secured and advanced equity investors funds of $650,000 in compliance with this agreement.

        This Agreement shall terminate and be of no further force and effect in circumstances where the Closing has not taken place as of February 15, 2000 or if Newco has failed to meet the funding obligations as outlined above. Said Closing deadline may be extended by mutual agreement for additional periods. The exception that the obligation of the Company to repay any monies advanced to it will remain in effect.

NOTE 3 - CAPITALIZATION
         --------------

        The Company has been initially capitalized from the exchange of certain proprietary technology(s), systems, methodologies and/or combination of elements which may be deemed patentable (Patent Rights) from Mark Gray and Wyle Wade in an agreement dated July 27, 1999. Mark Gray was issued 1,000,000 shares Class A common stock with a par value of $5,000 and Wyle Wade was issued 1,000,000 shares Class B common stock, par value $5,000. The purchase price was determined without independent appraisal.

        The Company has also been capitalized from funding raised through the subscription of the Company's Class B Common Stock totaling $956,000. Costs of the subscription approximated $70,636 and are treated as a reduction of additional paid-in capital.

                               WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                   FROM OCTOBER 26, 1999 TO JANUARY 31, 2000
                                  (UNAUDITED)

NOTE 3 - CAPITALIZATION - CONTINUED
         --------------------------

        Notes Payable - Continued
        -------------------------

        Preferred Stock
        ---------------

        The Company has authorized the issuance of 3,000,000 shares of Preferred Stock, par value $0.005 per share. The Board of Directors of the Company has broad discretion to create one or more series of preferred stock and to determine the rights, preferences and privileges of any such series. This stock has a preference in involuntary liquidation compared to all other classes of common stock. At January 31, 2000, 66,665 shares of preferred stock have been issued in connection with a debt conversion.

        Notes Payable
        -------------

        Notes payable at January 31, 2000 consisted of the following:

        The Company has issued $100,000 of notes payable dated October 21, 1999 which carry no interest, payable 180 days after receipt of funds. These notes are convertible by the holder to the following:

            1. At any time prior to maturity, the holder can convert to shares of preferred stock at $1.50 per share and common stock warrants exercisable twelve months after maturity of the debt at a price of $1.50 per warrant; or

            2. At maturity, the holder can convert to principal in cash plus common stock warrants, exercisable twelve months after the debt matures, at a price of $1.50 per warrant.

        In addition, the Company issued notes as follows to a major shareholder at 10% interest payable in 30 days:

                January 7, 2000    $ 30,000
                January 14, 2000     20,000
                January 21, 2000     30,000
                January 27, 2000     25,000
                                   --------
                                   $105,000
                                   --------

                               WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                   FROM OCTOBER 26, 1999 TO JANUARY 31, 2000
                                  (UNAUDITED)

NOTE 3 - CAPITALIZATION - CONTINUED
         --------------------------

        Notes Payable - Continued
        -------------------------

        The table below summarizes the Company's outstanding preferred stock options and common stock warrants, and the options and warrants currently exercisable at January 31, 2000. This presentation represents the more dilutive of the two options available to the holders.

                                            TOTAL        OPTIONS
                                         OUTSTANDING    CURRENTLY
        PREFERRED STOCK OPTIONS            OPTIONS     EXERCISABLE
        -----------------------          -----------   -----------
        Balance October 25, 1999            66,665        66,665
        Options exercised by debt
          conversion                       (66,665)      (66,665)
                                           -------       -------
        Balance January 31, 2000               -0-           -0-

        The option price for preferred stock is $1.50 per share. No market value has been established and there are no assurances that a market will be established.

                                            TOTAL        OPTIONS
                                         OUTSTANDING    CURRENTLY
        COMMON STOCK WARRANTS              OPTIONS     EXERCISABLE
        ---------------------            -----------   -----------
        Balance October 25, 1999            66,665          -0-
        Grants - Common Stock                  -0-          -0-
                                            ------          ---
        Balance January 31, 2000            66,665          -0-

        These warrants are exercisable twelve months after maturity of the debt at a price of $1.50 per warrant. At January 31, 2000, no options were forfeited or exercised.

NOTE 5 - RESEARCH AND DEVELOPMENT ACTIVITIES
         -----------------------------------

        The Company has incurred research and development costs through January 31, 2000 totaling $117,794. These charges represent costs associated with the ongoing development of its E-Commerce applications.

                               WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                   FROM OCTOBER 26, 1999 TO JANUARY 31, 2000
                                  (UNAUDITED)

NOTE 5 - RELATED PARTY TRANSACTIONS
         --------------------------

        The Company has loaned two shareholders two note agreements for $5,000 each, for a total of $10,000 per shareholder. The first set of notes are dated August 5,1999 and the second set are dated August 27, 1999. All four notes bear annual interest at 9% per year and each note is due 12 months from the note agreement dates. At January 31, 2000, interest income was $630 and interest receivable was $975. The notes carry a provision that upon the performance of certain agreed upon accomplishments, the notes become earned income to the individual. As of the date of this report, the specific accomplishments have not been identified for purpose of the agreements.

        The Company has entered into an agreement with CyberQuest Group, Inc., a related party, for certain professional services related to the development of the Company's technologies. The companies are related through common ownership and control. Costs incurred under this agreement at January 31, 2000 approximated $142,861, and at the balance sheet date, the Company has outstanding accounts payable to CyberQuest Group, Inc. of $202,865. The agreement was terminated effective December 12, 1999. Further, pursuant to the agreement, CyberQuest Group, Inc. vested, on a monthly pro-rated basis, the option to purchase up to an aggregate of 400,000 shares of Class B common stock, fully paid for and nonassessable with voting rights as outlined under the Articles of Incorporation. At January 31, 2000, 166,667 options are currently exercisable. If the Company undertakes the filing of a registration statement with the Securities and Exchange Commission, pursuant to either the Securities Act of 1933 or the Exchange Act of 1934, or both, any shares then owned by CyberQuest Group, Inc. shall be granted "piggy back" registration rights which will provide that said shares may be registered with all other shares of the Company. Any expenses incurred in connection with the registration of the Company's shares shall be the obligation of the Company.

        The Company has also incurred expenses for promotional and marketing services from CyberQuest, Inc. At January 31, 2000, these costs approximated $54,000.

        The company issued promissory notes to a major shareholder totaling $105,000. These are at 10% annual interest payable in 30 days from the date of issue.

        The Company has become party to a stock repurchase and exchange agreement between CyberQuest Group, Inc. (a related party) and CyberQuest Group, Inc. shareholders. The details of this transaction are as follows:

        CyberQuest Group, Inc. will offer its shareholders the option to exchange three shares of either Class A preferred, Class A common or Class B common stock of CyberQuest, Inc. owned by a shareholder for one share of Class B common stock of Web Partners, Inc. As of January 31, 2000, CyberQuest Group, Inc. has options totaling 166,667 shares in Web Partners, Inc. stock. To accomplish the transaction, CyberQuest Group, Inc. will exercise these options. The options currently available will be sufficient to conclude the share portion of the transaction.

                               WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                   FROM OCTOBER 26, 1999 TO JANUARY 31, 2000
                                  (UNAUDITED)

NOTE 6 - INCOME TAXES
         ------------

        At January 31, 2000, the Company has an operating loss carry forward for tax purposes of approximately $1,265,454. While the Company has not filed a tax return, these losses will be available to offset income in future years. In addition, the Company has elected to defer and amortize in future periods certain computer software development, patent and loan costs amounting to approximately $299,871 at January 31, 2000. The Company has fully reserved the tax benefit of the operating loss carry forward because the likelihood of realization of the benefit cannot be established.

        The Internal Revenue Code contains provisions which may limit the loss carry forwards available if significant changes in stockholder ownership of the Company occur.

NOTE 7 - STOCK PLANS
         -----------

        The Company has entered into stock option agreements with its Chief Financial Officer, certain key professionals, and employees. The following table summarizes the Company's outstanding stock options and the options currently exercisable at January 31, 2000:

                                                TOTAL        OPTIONS
                                             OUTSTANDING    CURRENTLY
                                               OPTIONS     EXERCISABLE
                                             ------------  ------------
            Balance October 25, 1999            847,200       205,235
            Grants - Class B Common Stock        93,765       314,902
            Options exercised                   (51,328)      (51,328)
                                                -------       -------
            Balance January 31, 2000            889,637       468,809
                                                =======       =======

        The option price for Class B common stock is $.01 per share. No market value has been established and there are no assurances that a market will be established.

NOTE 8 - GOING CONCERN
         -------------

        The Company's continued existence is dependent upon its ability to resolve its liquidity problems, principally by obtaining additional debt financing and equity capital. While pursuing additional debt and equity funding, the Company must continue to operate on limited cash flows generated internally. The Company has experienced a net loss from continuing operations for the period ended January 31, 2000 of $614,242.

        The Company will have to minimize its requirements for working capital by continuing its cost reduction efforts. Working capital limitations continue to effect day-to-day operations, thus contributing to continued operating losses. The continued support and forbearance of its lenders will be required.

                               WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                   FROM OCTOBER 26, 2000 TO JANUARY 31, 2000
                                  (UNAUDITED)

NOTE 8 -  GOING CONCERN - CONTINUED
          -------------------------

        Management believes operations will improve significantly in mid 2000 as revenues from services rendered will be applicable upon completion of its primary research and development of its existing service.


NOTE 10 -  SUBSEQUENT EVENTS
           -----------------

        The Company has entered into negotiations with a non-operational, publicly trading entity for the purpose of a reverse merger that will allow the Web Partners, Inc. stock to sell shares in the public market.

--------------------------------------------------------------------------------

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                   (AUDITED)

--------------------------------------------------------------------------------

NOTE 1 - THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES
         -----------------------------------------------

     The Company
     -----------

     Web Partners, Inc. (the "Company") is a development stage company formed in the State of Florida on September 11, 1998. This entity remained dormant until August, 1999. Consequently, reported amounts also represent cumulative reporting since inception. The Company is engaged in research and development of new web based technologies. The Company is in the process of filing for United States patent protection for a family of technologies which allow the rapid development of online, thirty second commercial spot advertisements, providing online advertisers with the first reliable audience delivery verification system. The Company's business is predominately based in the United States.

     The Company is in the development stage and its efforts through October 25, 1999 have been principally devoted to organizational activities, research and development of its technologies and raising capital. Management anticipates incurring substantial additional losses as it pursues its research and development efforts.

     The Company shares facilities and certain other resources with Cyberquest Group, Inc. Certain of CyberQuest Group, Inc.'s officers serve as officers of the Company and the Company obtains management and administrative support from CyberQuest Group, Inc.'s staff.

     The Company has raised capital through the form of a subscription agreement. However, as of the balance sheet date, the stock associated with the signed subscription agreements has yet to be issued. The Company expects that the proceeds from this and any additional capital campaigns will enable it to fund its operations at least through the year 2000.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Despite management's best effort to establish good faith estimates, actual results may differ from these estimates.

     Advertising Costs
     -----------------

     The Company charges advertising costs to expense when the advertising takes place. Advertising expenses approximated $155,000 for the period ended October 25, 1999.

--------------------------------------------------------------------------------

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                   (AUDITED)

--------------------------------------------------------------------------------

NOTE 1 - THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
--------------------------------------------------------------------

     Depreciation and Amortization
     -----------------------------

     Depreciation is computed using the straight-line method over an estimated useful life of three years for computer equipment and computer software, and five years for office equipment.

     Amortization is computed using the straight-line method over the estimated useful lives of the assets, not to exceed 5 years.

     Capitalized Software
     --------------------

     The Company capitalized costs of materials and consultants, incurred in developing internal-use computer software once technological feasibility is attained. Technological feasibility is attained when software products reach Beta release. Costs incurred prior to the establishment of technological feasibility are charged to product development expense.

     The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life and changes in software and hardware technologies.

     Upon the general release of the software product to customers, capitalization ceases and such costs are amortized (using the straight-line method) on a product by product basis over the estimated life which is generally three years.

     All research and development expenditures are charged to research and development expense in the period incurred.

     Capitalized software costs and accumulated amortization as of October 25, 1999 and related software amortization expense (included in cost of license fees) for the period then ended was as follows:

                                                           1999
                                                         -------
          Capitalized software:
            Purchased from third parties                 $36,788
          Accumulated amortization                        (2,772)
                                                         -------
                                                         $34,016
                                                         =======
          Amortization expense                           $ 2,772
                                                         =======

--------------------------------------------------------------------------------

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                   (AUDITED)

--------------------------------------------------------------------------------

NOTE 1 - THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Intangible Assets

     The Company, in an agreement dated July 27, 1999, received the right to use certain proprietary technology(s) systems methodologies and/or combination of elements which may be deemed patentable ("Patent Rights") for a period of one year. These patent rights were exchanged for common stock totaling $10,000 (see Note 3). The capitalized patent rights and accumulated amortization at October 25, 1999 and related amortization expense for the period then ended was as follows:

                                                                     1999
                                                                   -------
          Patent Rights:
            From exchange agreement                                $10,000
            Patent expenses                                          7,894
                                                                   -------
                                                                    17,894
          Accumulated amortization                                   3,957
                                                                   -------
                                                                    13,937
          Amortization expense                                     $ 3,957
                                                                   =======

     Revenue Recognition
     -------------------

     The Company will contract with customers for providing online, thirty second commercial spot advertisements. Revenues are generally recognized when a fixed period license agreement has been signed, the software product has been developed, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, and collection is considered probable. For customer license agreements, which meet these recognition criteria, the portion of the fees related to software licenses will generally be recognized in the current period, while the portion of the fees related to services is recognized as the services are performed. However, for the period ending October 25, 1999, the Company had not entered into any contracts for the sale or use of its products.

--------------------------------------------------------------------------------

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                   (AUDITED)

--------------------------------------------------------------------------------

NOTE 1 - THE COMPANY AND SIGNIFICANT ACCOUNTANT POLICIES - CONTINUED

     Per Share Data
     --------------

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share ("SFAS 128"), requiring public companies to exclude the dilutive effect of stock options in calculating basic earnings per share. Basic income per share as required under SFAS 128 is computed using the weighted average number of common shares outstanding during the period. Diluted income per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the shares issuable upon the exercise of stock options (using the treasury stock method). The following table sets forth the computation of basic and dilutive income per share for the period ended October 25:

                                                                   1999
                                                                ---------
          Numerator:
            Net Loss                                            $(651,212)
          Denominator:
            Denominator for basic income per share -
               weighted average shares                            498,630
            Stock options                                          21,630
            Convertible debt                                          -0-
                                                                ---------
            Denominator for diluted income per share -
               adjusted weighted average shares and assumed
               exercises                                          519,831
          Basic loss per share                                  $   (1.31)
                                                                =========

          Diluted loss per share                                $   (1.25)
                                                                =========

     Newly Effective Accounting Standards
     ------------------------------------

     Statement of Positions ("SOP") 97-2, "Software Revenue Recognition", SOP 98-4. "Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition" and SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions", were issued in October 1997, March 1998, and December 1998, respectively and address software revenue recognition matters primarily from a conceptual level and do not include specific implementation guidance.

     These standards supersede SOP 91-1 and, in part, are effective for transactions entered into for fiscal years beginning after December 15, 1997. Based on its reading and interpretation of SOPs 97-2 and 98-4, the Company believes it is currently in compliance with the standards. Complying with SOP 98-9 or additional detailed implementation guidance, once issued, could lead to unanticipated changes in the Company's current revenue accounting practices, and such changes could adversely impact the Company's ability to recognize revenue consistent with its current practice.

--------------------------------------------------------------------------------

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                  (AUDITED)

--------------------------------------------------------------------------------

NOTE 1 - THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
         -----------------------------------------------------------

     Newly Effective Accounting Standards - Continued
     ------------------------------------------------

     Although this new standard is not effective until the year 2000, the Company, in accordance with its practice of complying with new revenue recognition standards as soon as issued, may choose to adopt the standard in 1999, requiring either changes in revenue recognition practices or changes in the Company's sales and contracting practices in order to comply. Web Partners, Inc. has not fully assessed its ability to comply with SOP 98-9 using current contracting and business practices. However, Web Partners, Inc. believes that SOP 98-9 will not significantly effect its reporting of revenues.

     Risks and Concentrations
     ------------------------

     Financial instruments which potentially subject the Company to concentrations of credit risk are cash and cash equivalents. As of the balance sheet date of October 25, 1999, the cash balances were in excess of insured amounts by $76,645. These financial institutions have a strong credit rating and management believes that credit risk related to these deposits is minimal. During the year, the Company has monies held in various bank accounts at two institutions. Funds in these accounts could further exceed insurable limits during the course of the year.

     On October 25, 1999, the Company has incurred the majority of its research and development, marketing and promotional activities from CyberQuest Group, Inc., a related party (NOTE 6). The Company's concentration for such services have been critical to the operations of Web Partners, Inc. to date.

NOTE 2 - COMMITMENTS AND CONTINGENCIES
         -----------------------------

     The Company is not aware of any legal disputes and proceedings arising from the ordinary course of general business activities. However, depending on the amount and the timing, an unfavorable resolution of some unreported matters could materially affect the Company's future results of operations or cash flows in a particular period.

     Acquisitions
     ------------

     In an agreement dated August 9, 1999, the Company has entered into an acquisition agreement with 547341 BC Ltd. (Newco.). Newco will acquire 30% of the issued and outstanding Class B common stock of the Company in exchange for $3,000,000 or a pro-rata amount not to exceed 30%. In circumstances where Newco acquires less than all of the issued and outstanding shares of the Company, the number of

--------------------------------------------------------------------------------

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                   (AUDITED)

--------------------------------------------------------------------------------

NOTE 2 - COMMITMENTS AND CONTINGENCIES - CONTINUED
         -----------------------------------------

     Acquisitions - Continued
     ------------------------

     acquisition shares shall be adjusted accordingly, provided that in any event Newco will not complete the acquisition of the Company unless persons holding at least 90% of the shares of the Company shall have entered into the Share Exchange Agreement or otherwise consented to the proposed reorganization of the Company.

     Pursuant to the August 9, 1999 agreement, and management representations, it is acknowledge and agreed that it is a condition precedent to the completion of the Share Exchange Agreement that Newco shall have forwarded as either a loan or in the form of securing equity investors, or both, to the Company certain monies. Such monies, if advanced as a loan are to be considered an interest free loan secured by a first charge over the assets of the Company. Should the Share Exchange Agreement terminate, these monies are due within two years of termination. Newco retains the right to convert any outstanding loans for the pro-rata earned equity of the Company. At October 25, 1999, Newco has advanced as a loan $100,000 to the Company. Newco has also secured and advanced equity investors funds of $643,750 in compliance with this agreement.

     This Agreement shall terminate and be of no further force and effect in circumstances where the Closing has not taken place as of February 15, 2000 or if Newco has failed to meet the funding obligations as outlined above. Said Closing deadline may be extended by mutual agreement for additional periods. The exception that the obligation of the Company to repay any monies advanced to it will remain in effect.

NOTE 3 - CAPITALIZATION
         --------------

     The Company has been initially capitalized from the exchange of certain proprietary technology(s), systems, methodologies and/or combination of elements which may be deemed patentable (Patent Rights) from Mark Gray and Wyle Wade in an agreement dated July 27, 1999. Mark Gray was issued 1,000,000 shares Class A common stock with a par value of $5,000 and Wyle Wade was issued 1,000, shares Class B common stock, par value $5,000. The purchase price was determined without independent appraisal.

     The Company has also been capitalized from funding raised through the subscription of the Company's Class B Common Stock totaling $643,750. Costs of the subscription approximated $31,900 and are treated as a reduction of additional paid-in capital. As of October 25, 1999, the Company has not formally issued any Class B Stock certificates. Further, of the $643,750 raised, $478,750 was received from investors who have signed stock subscription agreements and is recorded in additional paid in capital. The remaining $165,000 was received from investors who have not signed stock subscription agreements and is therefore reported in current liabilities.

--------------------------------------------------------------------------------

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                   (AUDITED)

--------------------------------------------------------------------------------

NOTE 3 - CAPITALIZATION - CONTINUED
         --------------------------

     Notes Payable - Continued
     -------------------------

     Preferred Stock
     ---------------

     The Company has authorized the issuance of 3,000,000 shares of Preferred Stock, par value $0.005 per share. The Board of Directors of the Company has broad discretion to create one or more series of preferred stock and to determine the rights, preferences and privileges of any such series. This stock has a preference in involuntary liquidation compared to all other classes of common stock. At October 25, 1999, no preferred stock had been issued.

     Note Payable
     ------------

     Notes payable at October 25, 1999 consisted of the following:

     The Company issued three notes payable of $25,000 each dated August 4, 1999 with an annual interest rate of 10% payable 120 days after receipt of funds. In addition, at maturity the holder shall receive one third of one percent (.033%) of Preferred Stock issued and outstanding at that time as a loan origination fee. These notes, at any time prior to maturity, are convertible by the holder to one percent (1%) of the issued and outstanding shares of Preferred Stock. An additional option exists for the Company to convert the principle sum to one and two thirds percent (1.66%) of the issued and outstanding shares of Preferred Stock. At October 25, 1999, no Preferred stock has been issued.

     The Company has issued $100,000 of notes payable dated October 21, 1999 which carry no interest, payable 180 days after receipt of funds. These notes are convertible by the holder to the following:

     1. At any time prior to maturity, the holder can convert to shares of preferred stock at $1.50 per share and common stock warrants exercisable twelve months after maturity of the debt at a price of $1.50 per warrant; or

     2. At maturity, the holder can convert to principal in cash plus common stock warrants, exercisable twelve months after the debt matures, at a price of $1.50 per warrant.

--------------------------------------------------------------------------------

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                   (AUDITED)

--------------------------------------------------------------------------------

NOTE 3 - CAPITALIZATION - CONTINUED

     Notes Payable - Continued

     The table below summarizes the Company's outstanding preferred stock options and common stock warrants, and the options and warrants currently exercisable at October 25, 1999. This presentation represents the more dilutive of the two options available to the holders.

                                                        TOTAL          OPTIONS
                                                     OUTSTANDING      CURRENTLY
          PREFERRED STOCK OPTIONS                      OPTIONS       EXERCISABLE
          -----------------------                    -----------     -----------
          Balance September 11, 1998                       -0-            -0-
          1999 Grants - Preferred Stock                 66,665         66,665
                                                        ------         ------
          Balance October 25, 1999                      66,665         66,665

     The option price for preferred stock is $1.50 per share. No market value has been established and there are no assurances that a market will be established. At October 25, 1999, no options were forfeited or exercised.

                                                        TOTAL          WARRANTS
                                                     OUTSTANDING      CURRENTLY
          COMMON STOCK OPTIONS                         OPTIONS       EXERCISABLE
          --------------------                       -----------     -----------
          Balance September 11, 1998                       -0-            -0-
          1999 Grants - Common Stock                    66,665            -0-
                                                        ------         ------
          Balance October 25, 1999                      66,665            -0-

     These warrants are exercisable twelve months after maturity of the debt at a price of $1.50 per warrant. At october 25, 1999, no options were forfeited or exercised.

NOTE 4 - LONG-TERM DEBT
         --------------

     Long-term debt at October 25, 1999 consisted of the following:

          Note payable to 547341 BC Ltd. (Newco)
             due October 25, 2001. This note bears no
             interest and is not collateralized.              $100,000
                                                              ========

NOTE 5 - RESEARCH AND DEVELOPMENT ACTIVITIES
         -----------------------------------

     The Company has incurred research and development costs through October 25, 1999 totaling $419,542. These charges represent costs associated with the ongoing development of its E-Commerce applications

--------------------------------------------------------------------------------

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                   (AUDITED)

--------------------------------------------------------------------------------

NOTE 6 - RELATED PARTY TRANSACTIONS
         --------------------------

     The Company has loaned two shareholders two note agreements for $5,000 each, for a total of $10,000 per shareholder. The first set of notes are dated August 5, 1999 and the second set are dated August 27, 1999. All four notes bear annual interest at 9% per year and each note is due 12 months from the note agreement dates. At October 25, 1999, interest income and interest receivable was $345. The notes carry a provision that upon the performance of certain agreed upon accomplishments, the notes become earned income to the individual. As of the date of this audit report, the specific accomplishments have not been identified for purpose of the agreements.

     The Company has entered into an agreement with CyberQuest Group, Inc., a related party, for certain professional services related to the development of the Company's technologies. The companies are related through common ownership and control. Costs incurred under this agreement at October 25, 1999 approximated $404,829, and at the balance sheet date, the Company has outstanding accounts payable to CyberQuest Group, Inc. of $115,319. In addition to development costs, the Company has paid $54,000 in prepaid services to CyberQuest Group, Inc. which represents a prepayment for future services to be rendered by CyberQuest Group, Inc. Further, pursuant to the agreement, CyberQuest Group, Inc. shall vest, on a monthly pro-rated basis, the option to purchase up to an aggregate of 400,000 shares of Class B common stock, fully paid for and nonassessable with voting rights as outlined under the Articles of Incorporation. At October 25, 1999, 94,444 options are currently exercisable. If the Company undertakes the filing of a registration statement with the Securities and Exchange Commission, pursuant to either the Securities Act of 1993 or the Exchange Act of 1934, or both, any expenses incurred in connection with the registration of the Company's shares shall be the obligation of the Company.

     The Company has also incurred expenses for promotional and marketing services from CyberQuest, Inc. At October 25, 1999, these costs approximated $56,000.

--------------------------------------------------------------------------------

                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                   (AUDITED)

--------------------------------------------------------------------------------

NOTE 7 - INCOME TAXES
         ------------

     At October 25, 1999, the Company has an operating loss carry forward for tax purposes of approximately $655,583. While the Company has not filed a tax return, these losses will be available to offset income in future years. In addition, the Company has elected to defer and amortize in future periods certain computer software development, patent and loan costs amounting to approximately $55,186 at October 25, 1999. The Company has fully reserved the tax benefit of the operating loss carry forward because the likelihood of realization of the benefit cannot be established.

     The Internal Revenue Code contains provisions which may limit the loss carry forwards available if significant changes in stockholders ownership of the Company occur.

NOTE 8 - STOCK PLANS
         -----------

     The Company has entered into stock option agreements with its Chief financial Officer and certain key professionals. The following table summarizes the Company's outstanding stock options and the options currently exercisable at October 25, 1999:

                                                        TOTAL          OPTIONS
                                                     OUTSTANDING      CURRENTLY
                                                       OPTIONS       EXERCISABLE
                                                     -----------     -----------
          Balance September 11, 1998                       -0-            -0-
          1999 Grants - Class B Common Stock           847,200        205,235
                                                       -------        -------
          Balance October 25, 1999                     847,200        205,235
                                                       =======        =======

     The option price for Class B common stock is $.01 per share. No market value has been established and there are no assurances that a market will be established. At October 25, 1999, no options were forfeited or exercised.

NOTE 9 - GOING CONCERN
         -------------

     The Company's continued existence is dependent upon its ability to resolve its liquidity problems, principally by obtaining additional debt financing and equity capital. While pursuing additional debt and equity funding, the Company must continue to operate on limited cash flows generated internally. The Company has experienced a net loss from continuing operations for the year ended October 25, 1999 of $651,212.

     The Company will have to minimize its requirements for working capital by continuing its cost reduction efforts. Working capital limitations continue to effect day-to-day operations, thus contributing to continued operating losses. The continued support and forbearance of its lenders will be required.

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                              WEB PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM SEPTEMBER 11, 1998 (INCEPTION) TO OCTOBER 25, 1999
                                   (AUDITED)

--------------------------------------------------------------------------------

NOTE 9 - GOING CONCERN - CONTINUED
         -------------------------

     Management believes operations will improve significantly in mid 2000 as revenues from services rendered will be applicable upon completion of its primary research and development of its existing service.

NOTE 10 - SUBSEQUENT EVENTS
          -----------------

     Subsequent to the financial statement date, the Company has become party to a stock repurchase and exchange agreement between CyberQuest Group, Inc. (a related party) and CyberQuest Group, Inc. shareholders. The details of this transaction are as follows:

     CyberQuest Group, Inc. will offer its shareholders the option to exchange three shares of either Class A preferred, Class A common or Class B common stock of CyberQuest, Inc. owned by a shareholder for one share of Class B common stock of Web Partners, Inc.

     As of October 25, 1999, CyberQuest Group, Inc. has options totaling 94,444 shares in Web Partners, Inc. stock. To accomplish the transaction, CyberQuest Group, Inc. will exercise these options and purchase the remaining necessary shares from Web Partners, Inc. Management of CyberQuest Group, Inc. has represented that a straw poll of the CyberQuest Group, Inc. shareholders taken in October 1999 indicates that the options currently available of 94,444 shares will be sufficient to conclude the share portion of the transaction.